Exhibit 99.1

LF Capital Acquisition Corp. Announces Approval of the Stock Exchange of

Hong Kong Limited in Relation to the Proposed Business Combination with

Landsea Homes Incorporated

- Remains on Track to Complete Business Combination -

New York, NY, December 18, 2020 — LF Capital Acquisition Corp. (NASDAQ: LFAC) (“LF Capital”) announced today that in connection with its proposed business combination (the “Business Combination”) with Landsea Homes Incorporated (“Landsea Homes”), Landsea Homes’ parent, Landsea Green Properties Co., Ltd. (“Landsea Green”), has obtained the approval of the Stock Exchange of Hong Kong Limited (“HKSE”) in accordance with the applicable requirements of the HKSE’s listing rules.

LF Capital expects all conditions to closing the Business Combination to be satisfied soon and accordingly anticipates that the Business Combination will close in the first half of January 2021.

Advisors

B. Riley Securities and Raymond James & Associates, Inc. are acting as financial advisors for LF Capital. B. Riley Securities and Barclays are acting as placement agents for LF Capital. Dechert LLP is acting as legal counsel for LF Capital.

Rothschild & Co is acting as exclusive financial advisor to Landsea Homes. Gibson, Dunn & Crutcher LLP is acting as legal counsel for Landsea Homes. Barclays is acting as capital markets advisor to Landsea Homes. Gateway Group is serving as communications advisor to Landsea Homes.

About LF Capital Acquisition Corp.

LF Capital Acquisition Corp. is a blank check company that was formed in 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit www.lfcapital.co.

About Landsea Homes Incorporated

Landsea Homes designs and builds best-in-class, high-performance homes and sustainable master-planned communities in some of the most desirable markets in the United States. The company has developed homes and communities in, Arizona and throughout California in Silicon Valley, Los Angeles and Orange County.

Creating inspired places that reflect modern living, Landsea Homes builds suburban, single-family detached and attached homes, mid- and high-rise properties and master-planned communities to meet the diverse and ever-changing expectations and lifestyles of our homebuyers today and tomorrow.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched everywhere we build.

Landsea Homes is currently a wholly owned U.S. subsidiary of Landsea Green Group, an international homebuilder that thinks globally but operates locally. Operating on three continents including Europe, Asia and North America, Landsea Green’s deep knowledge and experience of building and living in different environments all over the world deliver homes that embrace the local lifestyle in which they are built. For more information, please visit landseahomes.com.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, LF Capital filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 (the “Proxy Statement”). LF Capital mailed the Proxy Statement and other relevant documents to its stockholders beginning on or about November 27, 2020. LF Capital’s stockholders and other interested persons are advised to read the definitive proxy statement and any amendments thereto in connection with LF Capital’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents contain important information about LF Capital, Landsea Homes and the Business Combination. LF Capital’s stockholders may also obtain a copy of the definitive proxy statement as well as other documents filed with the SEC by LF Capital, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

LF Capital and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LF Capital’s stockholders in connection with the proposed merger and related transactions. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transactions of LF Capital’s directors and officers in LF Capital’s filings with the SEC, including LF Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020 and such information in the preliminary proxy statement and amendments thereto filed with the SEC by LF Capital in connection with the proposed merger and related transactions.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LF Capital’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the conditions to the completion of the merger, including the required approval by LF Capital’s stockholders, may not be satisfied on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the approval by LF Capital’s stockholders of an amendment to LF Capital’s organizational documents to extend the date by which LF Capital must complete its initial business combination in order to have adequate time to close the proposed transaction; the outcome of any legal proceedings that may be instituted against the Company related to the merger or the Merger Agreement; and the amount of the costs, fees, expenses and other charges related to the merger. LF Capital undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

LF Capital Contact:

Scott A. Reed

Chief Executive Officer and President

214-740-6112

Landsea Homes Contact:

John Ho

Chief Executive Officer

949-345-8080

Investor Relations Contact:

Cody Slach

Gateway Investor Relations

949-574-3860

LFAC@gatewayir.com

3